EXHIBIT 99

                First Federal of Northern Michigan Bancorp, Inc.
                               100 S. Second Ave.
                                Alpena, MI 49707
                                 (989) 356-9041


September 18, 2007

FOR IMMEDIATE RELEASE

Contact: Martin A. Thomson, Chief Executive Officer
First Federal of Northern Michigan Bancorp, Inc.
Tel (989) 356-9041



                FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
                          ANNOUNCES QUARTERLY DIVIDEND


     ALPENA, Michigan - September 18, 2007 - First Federal of Northern Michigan Bancorp, Inc. (the "Company") (NASDAQ: FFNM) announced the approval by its Board of Directors of a cash dividend on its common stock of $0.05 per share for the quarter ending September 30, 2007. The dividend will be payable to stockholders of record as of September 30, 2007 and will be paid on or about October 19, 2007. The Company has 2,884,249 shares of common stock outstanding.

     The Company is the unitary savings and loan holding company of First Federal of Northern Michigan, a federal savings bank headquartered in Alpena, Michigan.



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